SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                           NEOMEDIA TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                          NEOMEDIA TECHNOLOGIES, INC.
                         2201 SECOND STREET, SUITE 600
                           FORT MYERS, FLORIDA 33901

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 2001


TO OUR STOCKHOLDERS:

The 2001 annual meeting of the stockholders of NeoMedia Technologies, Inc. will be held at the offices of the Company, 2201 Second Street, Suite 600, Fort Myers, Florida, on Thursday, June 14, 2001, beginning at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect 9 directors to hold office during the year following the annual meeting or until their successors are elected (Item No.1 on proxy card);

     2. To ratify the appointment of Arthur Andersen, LLP as independent auditors of the Corporation for 2001 (Item No. 2 on proxy card); and

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record of NeoMedia at the close of business on April 20, 2001 are entitled to receive notice of and to vote at the annual meeting, or any postponement or adjournment thereof.

--------------------------------------------------------------------------------
  PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS
  OF NEOMEDIA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION
  TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF NEOMEDIA STOCK TO GAIN ADMISSION TO THE MEETING.
--------------------------------------------------------------------------------

     BY ORDER OF THE BOARD OF DIRECTORS

May 19, 2001                                         /s/ WILLIAM E. FRITZ
Fort Myers, Florida                                  William E. Fritz, Secretary

                            YOUR VOTE IS IMPORTANT


WE HOPE YOU WILL ATTEND THE STOCKHOLDERS MEETING. IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION AT THE MEETING, STOCKHOLDERS ARE REQUESTED TO VOTE THEIR PROXIES. PLEASE DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT HAS BEEN VOTED.

                          NEOMEDIA TECHNOLOGIES, INC.
                         2201 SECOND STREET, SUITE 600
                           FORT MYERS, FLORIDA 33901

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AT 9:00 A.M., JUNE 14, 2001

                                    GENERAL

     SOLICITATION OF PROXIES. This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Stockholders Meeting (the "Annual Meeting") of NeoMedia Technologies, Inc., a Delaware corporation ("NeoMedia"or the "Company"), to be held at the offices of the Company, 2201 Second Street, Suite 600, Fort Myers, Florida 33901, on Thursday, June 14, 2001, beginning at 9:00 a.m. Eastern Daylight Savings Time, and at any postponements or adjournments thereof, for the purposes set forth herein. This proxy statement, the enclosed proxy and a copy of NeoMedia's Annual Report to Stockholders for the fiscal year ended December 31, 2000, are first being mailed on or about May 19, 2001, to stockholders of record.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of NeoMedia.

     COSTS OF SOLICITATION. The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by NeoMedia. NeoMedia does not intend to solicit proxies otherwise than by use of the mail, but certain officers, directors and employees of NeoMedia, without additional compensation, may use their personal efforts, by telephone or otherwise, to solicit proxies.

     STOCKHOLDERS ENTITLED TO VOTE AND OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on April 20, 2001, are entitled to notice of the Annual Meeting and to vote the shares of common stock of NeoMedia held by them on that date at the meeting or any postponements or adjournments thereof. Each outstanding share is entitled to one vote on each matter to be voted upon. As of April 20, 2001, there were 16,603,583 shares of NeoMedia's common stock issued and outstanding.

     QUORUM AND VOTE REQUIRED FOR APPROVAL. One-third of the outstanding shares are required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. A simple majority of the shares present in person or by proxy at the Annual Meeting, at which a quorum is present, is required to elect directors and approve the Corporation's independent auditors. Votes may be cast by a stockholder in favor of the nominees or withheld. Abstentions and withheld votes will be counted for purposes of determining if a quorum is present and will have the same effect as votes against each matter. Broker non-votes (shares held of record by a broker for which a proxy is not given) will be counted for purposes of determining a quorum, and are shares not entitled to be voted and therefore will not be counted for purposes of determining the total number of votes on any matter considered at the meeting.

     VOTING AND REVOKING YOUR PROXY. A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by giving the Secretary of NeoMedia written notice of revocation, by submitting a later-dated proxy or by attending the annual meeting in person and requesting that the powers of the holders of such person's proxy be suspended. Without such request, a proxy previously granted will not be revoked. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If no choices are specified, properly executed proxies received prior to being voted will be voted "FOR" the nominees for directors contained in these proxy materials and "FOR" the appointment of Arthur Andersen, LLP as independent auditors of NeoMedia for 2001.

                     PROPOSAL ONE - ELECTION OF DIRECTORS

     The election of NeoMedia's Board of Directors will take place at the Annual Meeting. Charles W. Fritz, William E. Fritz, Robert T. Durst, Jr., James
J. Keil, Charles T. Jensen, A. Hayes Barclay and Paul Reese are currently serving as directors of NeoMedia. Rudolph Y. Mosny and Michael K. Tanner are newly appointed nominees. If, for any reason, a nominee is unable to serve, the Board may designate a substitute nominee and, if this occurs, the persons named in the enclosed proxy may vote proxies that would otherwise be voted for all the named nominees for the election of such substitute nominee or nominees unless the Board, in its discretion, reduces the number of directors. The Board has no reason to believe that any of the nominees named below will be unable to serve.

INFORMATION CONCERNING NOMINEES

     The following is information concerning nominees for election as directors of NeoMedia.

     CHARLES W. FRITZ, age 44, is a founder of NeoMedia and has served as an officer and as a Director since its inception. On August 6, 1996, Mr. Fritz was appointed Chief Executive Officer and Chairman of the Board of Directors. On April 2, 2001, Mr. Fritz was appointed as President. Mr. Fritz is currently a member of the Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an Account Executive with IBM Corporation from 1986 to 1988, Director of Marketing and Strategic Alliances for the Information Consulting Group from 1988-1989, and a Consultant for McKinsey & Company. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia, and its Secretary.

     WILLIAM E. FRITZ, age 70, is a founder of NeoMedia and has served as Secretary and Director since its inception. Mr. Fritz also served as Treasurer of NeoMedia from its inception until May 1, 1996. Mr. Fritz, who has over thirty-two years in establishing and operating privately owned companies, currently is, and for at least the past eleven years has been, an officer and either the sole stockholder or a majority stockholder, of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia's Chief Executive Officer and Chairman of the Board.

     ROBERT T. DURST, JR., age 48, has been Chief Technical Officer and Executive Vice-President since July 21, 1997. Mr. Durst has been a Director since August 6, 1996. Prior to joining NeoMedia, Mr. Durst held management positions with Symbol Technologies, Inc., Bohemia, New York, from February, 1992 to March, 1996 where, among other things, he worked extensively on two dimensional bar code technology. From March, 1986 to February, 1992, Mr. Durst was employed as a Technical Director by Pitney Bowes, Inc., Stamford, Connecticut. Mr. Durst holds an M.A. in Cognitive Psychology from the University of Illinois and a B.A. from Allegheny College.

     JAMES J. KEIL, age 73, has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member and Chairman of the Compensation Committee, the Stock Option Committee and the Audit Committee. He is founder and president of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in executive recruiting and ecommerce technology projects. Prior to forming Keil & Keil Associates ten years ago, Keil worked for IBM Corporation and Xerox for 38 years. From 1989-1995, Keil was on the Board of Directors of Elixir Technologies Corporation (a non-public corporation), and its chairman for two years. Keil served on the Board of Directors of Document Sciences Corporation a wholly owned Zerox subsidiary . Keils college education includes a B.S. degree from the University of Dayton, and Masters level education at the Harvard Business School and the University of Chicago.

     RUDOLPH Y. MOSNY, age 48, was appointed as Chief Operating Officer and Executive Vice President - International of NeoMedia on April 2, 2001. Since December of 2000, Mr. Mosny was serving as Executive Vice President - International and Special Projects. From 1992 to November of 1997, Mr. Mosny was the Chief Executive Officer and General Manager of Mosny Holdings, Austria and Slovakia. Mosny Holdings owned and managed several production and real estate enterprises in Slovakia, Poland and Austria. From November of 1997 to the time he joined NeoMedia, Mr. Mosny was on professional sabbatical. Mr. Mosny received a BA in Business Administration from New York University.

     CHARLES T. JENSEN, age 57, has been Chief Financial Officer, Treasurer and Vice President of NeoMedia since May 1, 1996. Mr. Jensen has been a Director since August 6, 1996, and currently is a member of the Compensation Committee. Prior to joining NeoMedia in November 1995, Mr. Jensen was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December, 1994, to October, 1995, and at Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November 1993, to December 1994. From December, 1992, to February, 1994, Mr. Jensen was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. Prior to that, from January, 1982, to March, 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

     A. HAYES BARCLAY, age 70, has been a Director of NeoMedia since August 6, 1996, and currently is a member of the Stock Option Committee and the Audit Committee. Mr. Barclay has practiced law for approximately 37 years and since 1967, has been an officer, owner and employee of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology - Chicago Kent College of Law.

     PAUL REECE, age 64, has been a Director of NeoMedia since August 6, 1996, and currently is a member of the Compensation Committee. From 1987 until 1995, when he retired from Pitney Bowes, Inc., Stamford, Connecticut, Mr. Reece served at various times as its Vice-President of Operations and Technology Division, Vice-President of Technical Systems and Advanced Products and Vice-President of Corporate Engineering and Technology. Prior to joining Pitney Bowes, Inc., Mr. Reece worked for 19 years at General Electric Company in various technical, marketing and engineering positions. Mr. Reece holds a B.S., M.S. and PhD. in electronics and engineering from the University of Manchester, England.

     MICHAEL K. TANNER, age 44, has been a Managing Director with the Chasm Group since January of 1995. The Chasm Group is a consulting practice focused on helping high technology companies achieve market leadership positions for their core products and services. Mr. Tanner's consulting focus has been e-business, information and technology infrastructure, communication infrastructure, innovation and new venturing. Mr. Tanner has advised large established companies such as IBM, Hewlett Packard, Synopsys and Imation, as well as numerous start-up to mid-size ventures. Mr. Tanner holds a B.S. in Mechanical Engineering from Ohio State University and a M.B.A. from Rivier College. Mr. Tanner is a member of the board of directors of Savi Technologies, Inc., a privately held, supply chain management company.

     All directors shall be elected on an annual basis, each to hold office until the next annual meeting of shareholders or until that director's successor has been elected and qualified or until the earlier of death or resignation. At present, NeoMedia's by-laws provide for not less than one director nor more than nine. Currently, there are nine directors nominated for election to the Board. NeoMedia's by-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. From January 1, 2000, through December 31, 2000, NeoMedia held 18 directors' meetings. During the fiscal year ended December 31, 2000, all incumbent directors attended more than 92 percent of the combined total of meetings of the Board and the Committees on which they served during 2000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND OTHERS

     The following table sets forth certain information regarding beneficial ownership of NeoMedia's common stock as of April 20, 2001, (i) by each person or entity known by NeoMedia to own beneficially more than five percent of NeoMedia's Common Stock, (ii) by each of NeoMedia's directors and nominees,
(iii) by each executive officer of NeoMedia named in the Summary Compensation Table set forth below, and (iv) by all executive officers and directors of NeoMedia as a group.

                                                       AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS(1)
-------------------------------------------------   -------------------------   --------------------
 Charles W. Fritz(2)(3) .........................           2,528,955                   14.8%
 Fritz Family Limited Partnership(2)(4) .........           1,511,742                    8.8%
 Chandler T. Fritz 1994 Trust(2)(5)(6) ..........              58,489                      *
 Charles W. Fritz 1994 Trust(2)(5)(7) ...........              58,489                      *
 Debra F. Schiafone 1994 Trust(2)(5)(8) .........              48,489                      *
 William and Edna Fritz(4)(5) ...................             366,310                    2.1%
 Charles T. Jensen(2)(10) .......................             311,286                    1.8%
 John Lopiano(11) ...............................             122,000                      *
 Robert T. Durst, Jr.(2)(9) .....................             358,057                    2.1%
 A. Hayes Barclay(12)(14) .......................             111,000                      *
 James J. Keil(13)(15) ..........................             124,800                      *
 Paul Reece(9)(16) ..............................             112,000                      *
 William Goins(2)(17) ...........................             112,000                      *
 Rudolph Y. Mosny(2)(18) ........................              20,000                      *
 Michael K. Tanner ..............................                  --                      *
 All executive officers and directors
  as a group (10 persons)(19) ...................           5,843,617                   34.2%

----------------
 * less than one percent of issued and outstanding shares of Common Stock of NeoMedia
 1. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Options to purchase shares of Common Stock currently exercisable or exercisable within sixty days of April 20, 2001 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of NeoMedia, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
 2.  c/o NeoMedia Technologies, Inc.
     2201 Second Street, Suite 600
     Fort Myers, FL 33901
 3. Mr. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act of 1933, as amended. Shares beneficially owned include (i) 400 shares of Common Stock (100 shares owned by each of Mr. Fritz's four minor children for an aggregate of 400 shares), (ii) 414,000 shares of Common Stock issuable upon exercise of two separate warrants to purchase Common Stock which are currently exercisable, and (iii) 529,800 shares of common stock issuable upon exercise of options granted under NeoMedia's 1998 Employee Stock Option Plan, and (iv) 1,542,969 shares of Common Stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Fritz's family.
 4. William E. Fritz, Secretary of NeoMedia, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owner of the 1,511,742 shares held in the Fritz Family Partnership. As Trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the shares of NeoMedia held in each trust. Accordingly, Mr. William E. Fritz is deemed to be the beneficial owner of an aggregate of 2,043,519 shares (165,467 of which as a result of being trustee of the Chandler T. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, 1,511,742 shares as a result of being co-general partner of the Fritz Family Partnership, 268,787 shares owned by Mr. Fritz or his spouse, 12,523 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse and 85,000 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse). Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act.
 5. William E. Fritz is the Trustee of this Trust and therefore is deemed to be the beneficial owner of such shares.
 6. Chandler T. Fritz, son of William E. Fritz, is primary beneficiary of this trust.
 7. Charles W. Fritz, son of William E. Fritz and President and Chief Executive Officer of NeoMedia, is primary beneficiary of this trust.
 8. Debra F. Schiafone, daughter of William E. Fritz, is primary beneficiary of this trust.
 9. Represents options granted under NeoMedia's 1996 and 1998 Stock Option Plans, which are currently exercisable.
10. Includes 311,286 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans.
11. Includes 121,000 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans. Current director not standing for re-election.
12. Includes 106,000 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans.
13. Includes 65,000 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans.


                       (footnotes continued on next page)

14.  c/o Barclay & Damisch Ltd.
     115 West Wesley Street
     Wheaton, IL 60187
15.  c /o Keil & Keil Associates
     733 15th Street, N.W.
     Washington, DC 20005
16.  c/o 380 Gulf of Mexico Drive
     Long Boat Key, FL 34228
17. Includes 112,000 shares of common stock issueable upon exercise of options granted under NeoMedia's 1996 and 1998 stock option plans. Current director not standing for re-election.
18. Includes 20,000 shares of common stock issuable upon exercise of options granted under NeoMedia's 1998 Stock Option Plan.
19. Includes an aggregate of 1,818,643 currently exercisable options to purchase shares of Common Stock granted under NeoMedia's 1996 Stock Option Plan and 1998 Stock Option Plan and 426,523 currently exercisable warrants to purchase shares of Common Stock.

COMMITTEES OF THE BOARD OF DIRECTORS

     NeoMedia's Board of Directors has an Audit Committee, Compensation Committee, and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

     AUDIT COMMITTEE. The current members of NeoMedia's Audit Committee are James J. Keil, John A. Lopiano and A. Hayes Barclay. On June 13, 2000, the Board of Directors adopted a formal Audit Committee Charter, which is attached as Appendix A. During 2000, the Audit Committee held five audit meetings. Of these five meetings, member attendance was over 93.3% percent.

     REPORT OF AUDIT COMMITTEE

To the Board of Directors of NeoMedia Technologies, Inc.

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     We have reviewed and discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the Auditors the Auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the company's Annual Report on Form 10-K (or KSB) for the year ended December 31, 2000.

     JAMES J. KEIL

     JOHN A. LOPIANO

     A. HAYES BARCLAY

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of NeoMedia to the Board of Directors and for administering NeoMedia's Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, James J. Keil, John A. Lopiano and Paul Reece are the current members of NeoMedia's Compensation Committee. During 2000, the Compensation Committee held three meetings. Committee attendance for these meetings was over 93 percent.

     STOCK OPTION COMMITTEE. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering NeoMedia's Stock Option Plans. A. Hayes Barclay and James J. Keil are the current members of NeoMedia's Stock Option Committee. During 2000, the Stock Option Committee held ten meetings. Of these ten meetings, committee attendance was 100%.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. Non-employee directors receive fees of $2,000 per meeting attended. Upon election or re-election as a director, non-employee directors receive options to purchase 15,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. Non-employee directors may elect to receive options to purchase an additional 3,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan in lieu of the director fee of $2,000. These options are immediately vested. NeoMedia anticipates that the Board of Directors will meet at least five times a year.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation paid to (i) NeoMedia's Chief Executive Officer and (ii) each of NeoMedia's other executive officers who received aggregate cash compensation in excess of $100,000 for services rendered to NeoMedia (collectively, "the Named Executive Officers") during the years ended December 31, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION(1)                        LONG -TERM COMPENSATION
                               --------------------------------------------------------- ----------------------------------
                                                                                             SECURITIES
                                                                 OTHER                       UNDERLYING
                                                                 ANNUAL                      WARRENTS/         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR         SALARY      COMPENSATION      BONUS         OPTIONS        COMPENSATION
------------------------------ --------------- ----------- ----------------- ----------- ----------------- ----------------
Charles W. Fritz                     2000      $250,000              --      $430,800          49,000 (2)     $  22,502(5)
 Chief Executive Officer             1999       250,000              --            --         400,000 (2)        84,914 (5)
                                     1998       250,000              --            --         400,000 (2)        58,820 (5)
Charles T. Jensen                    2000      $150,000              --      $193,860          37,000 (2)     $  29,767(5)
 Chief Financial Officer,            1999       150,000              --            --         180,000 (3)        42,712 (5)
 Vice-President and                  1998       150,000              --            --         180,000 (2)        38,613 (5)
 Treasurer
Robert T. Durst, Jr.                 2000      $170,000              --      $219,708          37,000 (2)     $  13,127(5)
 Executive Vice-President            1999       170,000              --            --         210,000 (2)        13,876 (5)
 and Chief Technical Officer         1998       170,000              --            --         180,000 (2)        13,428 (5)
William F. Goins (4)                 2000      $180,000              --      $290,790          40,000 (2)     $  11,699(5)
 President and Chief                 1999        75,000          25,000 (7)        --           2,000 (2)           625 (6)
 Operating Officer                   1998 (3)        --              --            --              --

----------------
1. In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the Named Executive Officer for such year.
2.  Represents options granted under NeoMedia's 1998 Stock Option Plan.
3.  Was not employed by NeoMedia during this year.
4.  No longer employed by Company.
5. Includes life insurance premiums where policy benefits are payable to beneficiary of the Named Executive Officer, automobile expenses attributable to personal use and the corresponding income tax effects.
6. Automobile expenses attributable to personal use and the corresponding income tax effects.
7.  Represents sign-on bonus.

EMPLOYMENT AGREEMENTS

     NeoMedia has entered into five year employment agreements ending April 30, 2001, with each of Charles W. Fritz, its Chief Executive Officer and Chairman of the Board of Directors, and Charles T. Jensen, its Vice President, Chief Financial Officer and Treasurer, and with Robert T. Durst, Jr., its Executive Vice-President and Chief Technical Officer, ending March 31, 2001. The employment agreements for Messrs. Fritz, Durst and Jensen provide for an annual salary of $170,000, $140,000 and $110,000, respectively, subject to annual review by the Board of Directors which may increase but not decrease such salary, and participation in all benefits and plans available to executive employees of NeoMedia. Effective as of January 1, 1998, the Board of Directors increased the annual salary of Messrs. Fritz, Durst and Jensen to $250,000, $170,000 and $150,000, respectively. In addition, during 1998, the Board of Directors granted to Messrs. Fritz, Durst and Jensen options to purchase 400,000, 180,000 and 180,000, respectively, shares of NeoMedia common stock under the 1998 Stock Option Plan. During 1999, the Board of Directors granted to Messrs. Fritz, Durst and

Jensen options to purchase 400,000, 210,000 and 180,000, respectively, shares of NeoMedia common stock under the 1998 Stock Option Plan. During 2000, the Board granted Messrs. Fritz, Durst and Jensen options to purchase 49,000, 37,000, and 37,000, respectively, shares of NeoMedia common stock under the 1998 Stock Option Plan. NeoMedia is currently negotiating new employment agreements with Messrs. Fritz, Durst and Jensen.

     During 1999, NeoMedia entered into a one-year employment agreement ending July 31, 2000, with William F. Goins, its President and Chief Operating Officer. The agreement was renewed through July 31, 2001. The agreement provides for an annual salary of $180,000, subject to periodic review by the Board of Directors which may increase but not decrease such salary, and participation in all benefits and plans available to executive employees of NeoMedia. In addition, during 2000, the Board of Directors granted to Mr. Goins options to purchase up to 40,000 shares of NeoMedia common stock under the 1998 Stock Option Plan. As of January 31, 2001, Mr. Goins was no longer employed by the Company.

INCENTIVE PLAN FOR MANAGEMENT

     Effective as of January 1, 1996, NeoMedia adopted an Annual Incentive Plan for Management ("Incentive Plan"), which provides for annual bonuses to eligible employees based upon the attainment of certain corporate and individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to NeoMedia's management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by NeoMedia's Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

     To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on NeoMedia's payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro-rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

     Performance goals are determined for both NeoMedia's and/or the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

STOCK OPTION PLANS

     Effective as of February 1, 1996 (and amended and restated effective July 18, 1996 and further amended through November 18, 1996), NeoMedia adopted its 1996 Stock Option Plan ("1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the granting of non-qualified stock options and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the issuance of a maximum of 1,500,000 shares of common stock. All 1,500,000 options were granted under NeoMedia's 1996 Stock Option Plan.

     Effective March 27, 1998, NeoMedia adopted its 1998 Stock Option Plan ("1998 Stock Option Plan"). The 1998 Stock Option Plan provides for the granting of non-qualified stock options and provides for the issuance of a maximum of 8,000,000 shares of common stock.

401(K) PLAN

     NeoMedia maintains a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). All employees of NeoMedia who are 21 years of age and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit, which is $10,500 for 2000) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, NeoMedia has not made any such contributions.

OPTIONS GRANTED IN THE LAST FISCAL YEAR

     The following presents certain information on stock options for the Named Executive Officers for the year ended December 31, 2000:

                                  NUMBER OF SECURITIES     PERCENTAGE OF TOTAL
                                  UNDERLYING OPTIONS/       OPTIONS/WARRANTS       EXERCISE     EXPIRATION
NAME                              WARRANTS GRANTED(1)     GRANTED TO EMPLOYEES       PRICE         DATE
------------------------------   ---------------------   ----------------------   ----------   -----------
Charles W. Fritz .............                 49,000                    4.7%        $4.44        8/17/10
Charles T. Jensen ............                 37,000                    3.5%        $4.44        8/17/10
Robert T. Durst, Jr. .........                 37,000                    3.5%        $4.44        8/17/10
William F. Goins .............                 40,000                    3.8%        $4.44        8/17/10

----------------
1.  Options granted under the 1998 Stock Option Plan.

              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTIONS/SAR VALUES

     The following table sets forth options exercised by NeoMedia Named Executive Officers during fiscal 2000, and the number and value of all unexercised options at fiscal year end.

                                                                      NUMBER OF                 VALUE OF UNEXERCISED
                                                                UNEXERCISED SECURITIES          IN-THE-MONEY OPTIONS
                                                                UNDERLYING OPTIONS AT           AT DECEMBER 31, 2000
                                    SHARES                        DECEMBER 31, 2000          (BASED ON $9.094 PER SHARE)
                                   ACQUIRED       VALUE     ------------------------------  -----------------------------
NAME                             ON EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------  -------------  -----------  -------------  ---------------  -------------  --------------
Charles W. Fritz .............          --            --        903,800          559,200       $ 47,600        $98,400
Charles T. Jensen ............      20,000      $154,136        291,786          263,600       $169,133        $44,280
Robert T. Durst, Jr. .........      30,000      $236,699        340,057          305,600       $237,519        $56,280
William F. Goins .............          --            --        112,000          248,000       $ 12,000        $48,000

----------------
1. The value of the in the money options is calculated by the difference between the market price of the stock at December 31, 2000 and the exercise price of the options.
2.  Includes stock options and warrants.

RELATED PARTY TRANSACTIONS

     In April, 2000, the Company purchased substantially all of the assets of DayStar Services, L.L.C., a Tennessee limited liability company ("DayStar"). The assets consisted of

DayStar's rights under a license agreement between DayStar and the Company dated June 30, 1999, for the Company's NeoLink Information Server ("NeoLink") and DayStar's rights under an Agent Agreement between DayStar and the Company dated June 30, 1999, for NeoLink. The assets purchased also included all of DayStar's software and hardware and source codes used in the operation of the DayStar website and existing customer/vendor relationships. The purchase price for the assets was $4,000,000; $3,520,000 paid through the transfer of shares of NeoMedia's Common Stock and $480,000 paid through the forgiveness of a receivable due from DayStar. William Fritz and Charles Fritz, officers, directors and principal shareholders of the Company are also principal equity holders of DayStar.

     During 2000, NeoMedia leased office and residential facilities from related parties for rental payments totaling $5,000. This lease expired in 2000.

     In April 2000, the NeoMedia paid professional fees in the amount of $8,000 to a director of the company for consulting services rendered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires NeoMedia's officers and directors, and persons who own more than ten percent of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ SmallCap Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2000 all Section 16(a) filing requirements applicable to NeoMedia's officers, directors and ten percent beneficial owners were complied with.

                  PROPOSAL TWO - TO RATIFY THE APPOINTMENT OF
                      ARTHUR ANDERSEN, LLP AS INDEPENDENT
                     AUDITORS OF THE CORPORATION FOR 2001

                                   AUDITORS

     On June 7, 1999, NeoMedia announced that KPMG LLP (KPMG) would no longer act as independent auditors of the Company. In a letter dated May 28, 1999, received by the Company on June 1, 1999, KPMG resigned. Neither of KPMG's audit reports on the Company's financial statements for the two fiscal years ended December 31, 1998, and December 31, 1997, contained an adverse opinion or disclaimer of opinion, and no such report was qualified or modified as to audit scope or accounting principles. However, KPMG's opinion on the financial statements for 1998 contained a going concern uncertainty clause that indicated that the Company's consolidated financial statements were prepared assuming the Company will continue as a going concern.

     During the Company's fiscal year ended December 31, 1998, and the subsequent interim period through May 28, 1999, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of disagreement.

     On July 14, 1999, NeoMedia engaged Arthur Andersen, LLP as the Company's independent auditors, to audit the Company's financial statements for the fiscal year ending December 31, 1999. Arthur Andersen, LLP replaced KPMG, which had previously been engaged for the same purpose. The decision to name Arthur Andersen, LLP as the Company's replacement independent auditors was approved by the Company's Board of Directors on July 14, 1999, and by the Company's shareholders on August 12, 1999.

     Following the recommendation of the Audit Committee, the Board of Directors selected and the Company's shareholders ratified Arthur Andersen, LLP as the independent auditors of the Company and its consolidated subsidiaries for the fiscal years ended December 31, 1999 and 2000. Following the additional recommendation of the Audit Committee, the Board of directors has selected Arthur Andersen, LLP as the independent auditors for the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2001, subject to ratification by the Company's shareholders. It is expected that a representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if desired and will be available to respond to appropriate questions.

AUDIT FEES AND OTHER ACCOUNTING FEES

     In addition to performing the company's consolidated financial statements, Arthur Andersen LLP provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

  Audit and review of the Company's
  2000 financial statements                                     $165,000

  All other services                                              92,000

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS THAT YOU VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS OF THE CORPORATION FOR 2001.

                             STOCKHOLDER PROPOSALS
                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal of a stockholder intended to be presented at NeoMedia's 2002 annual meeting of stockholders must be received by the secretary of NeoMedia, for inclusion in NeoMedia's proxy statement and proxy relating to the 2002 annual meeting on or before December 31, 2001.

                        OTHER MATTERS TO BE ACTED UPON
                     AT THE ANNUAL MEETING OF STOCKHOLDERS

     The management of NeoMedia knows of no other matters to be presented at the Annual Meeting. Should any matter requiring a vote of the stockholders other than those listed in this Proxy Statement arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May 19, 2001                                         /s/ WILLIAM E. FRITZ
Fort Myers, Florida                                  William E. Fritz, Secretary

                                  APPENDIX A
                            AUDIT COMMITTEE CHARTER
                        OF NEOMEDIA TECHNOLOGIES, INC.

1. ORGANIZATION

     There shall be a committee of the Board of Directors of NeoMedia Technologies, Inc. (the "Corporation") to be known as the Audit Committee. This charter (the "Charter") shall govern the operations of the Audit Committee. The Audit Committee shall review and reassess the adequacy of this Charter at least annually, and shall submit any proposed revisions to this Charter to the Board of Directors for their approval. The Audit Committee shall be composed of at least three directors who are independent of the management of the Corporation. A director shall be deemed independent if he is free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment as an Audit Committee member. To ensure that an Audit Committee member satisfies the definition of "independent" according to Nasdaq's National and SmallCap Marketplace Rules, an Audit Committee member may not:

     o have been employed by the Corporation or its affiliates in the current or past three years;

     o have accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

     o have an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

     o have been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     o have been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All Audit Committee members shall be able to read and understand fundamental financial statements, including but not limited to balance sheets, income statements and cash flow statements. At least one Audit Committee member shall have past employment experience in finance or accounting, a requisite professional certification in accounting, or other comparable experience or background which results in said director's sophistication in financial matters.

2. STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and financial reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and counsel or other experts for this purpose.

3. RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all applicable requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     3.1 Provide an open avenue of communication between the independent auditors, the internal auditor(s), management and the Board of Directors. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee.

     3.2 Meet at least two times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     3.3 Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Corporation, and approve the compensation of the independent auditors. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

     3.4 Review and concur in the appointment, replacement, reassignment or dismissal of the internal auditor.

     3.5 Confirm and assure the independence of the independent auditors. The Audit Committee has the responsibility for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee also has the responsibility for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectively and independence of the independent auditor and for taking, or recommending that the full Board take appropriate action to oversee the independence of the independent auditors.

     3.6 Meet with the independent auditors and internal auditor(s) to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent or internal auditors.

     3.7 Review with the independent auditors and the internal auditor(s) the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Audit Committee should also review with the independent and internal auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     3.8 Inquire of management, the internal auditor(s), and the independent auditors about significant business risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

     3.9 Review with management, the independent auditors and the internal auditor(s) the interim financial report prior to the filing of the quarterly report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

     3.10 The Audit Committee shall review with management, the independent auditors and the internal auditor(s) the financial statements to be included in the Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

     3.11 Review with the Board of Directors and the independent auditors at the completion of the annual examination:

     (a)  The Corporation's annual financial statements and related footnotes;


     (b) The independent auditor's audit of the financial statements and its report thereon;

     (c) Any significant changes required in the independent auditor's audit plan;

     (d) Any serious difficulties or disputes with management encountered during the course of the audit; and

     (e) Other matters relating to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditor standards.

   3.12 Consider and review with management and the internal auditor(s):

     (a) Significant findings during the year and management's responses thereto;

     (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

     (c)  Any changes required in the planned scope of their audit plan;

     (d)  The internal auditing department budget and staffing; and

     (e)  Internal auditing's compliance with appropriate accounting standards.

     3.13 Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee with and without members of management present to discuss results of examinations. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditor personnel, and the cooperation that the independent auditors received during the course of the audit.

     3.14 Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

     3.15 Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     3.16 Investigate any matter brought to its attention within the scope of its duties.

     3.17 Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

     3.18 The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete, accurate or in accordance with generally accepted accounting principles. The foregoing is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with any federal, state, local or administrative laws, rules or regulations.

     Effective this 13th day of June, 2000, by order of this Corporation's Board of Directors.


                                                /s/ William E. Fritz
                                                --------------------------------
                                                William E. Fritz, Secretary

REVOCABLE PROXY

                          NEOMEDIA TECHNOLOGIES, INC.

     The undersigned hereby appoints CHARLES W. FRITZ and CHARLES T. JENSEN and WILLIAM E. FRITZ, or any of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2001 Annual Meeting of shareholders and to vote all shares of common stock of NeoMedia Technologies, Inc. which the undersigned is entitled to vote if personally present at said meeting to be held at the Company's Headquarters, 2201 Second Street, Suite 600, Fort Myers, Florida on Thursday, June 14, 2001 at 9:00 a.m., and at all postponements or adjournments thereof upon the election of directors, the appointment of Arthur Andersen LLP as independent auditors of the Company for 2001, and all other business as may properly come before the meeting with all the powers the undersigned would possess if then and there personally present.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. iF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 LISTED ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                      PLEASE RETAIN THIS ADMISSION TICKET
                                     FOR THE
                       ANNUAL MEETING OF STOCKHOLDERS OF
                          NEOMEDIA TECHNOLOGIES, INC.
             COMPANY HEADQUARTERS o 2201 SECOND STREET, SUITE 600.
                            FT. MYERS, FLORIDA 33901
                            THURSDAY, JUNE 14, 2001
                    9:00 A.M., EASTERN DAYLIGHT SAVINGS TIME

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

PRESENT THIS TICKET TO A NEOMEDIA TECHNOLOGIES, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

         /arrow/ Please Detach and Mail in the Envelope Provided /arrow

A [X] Please mark your
      votes as in this
      example.


                   FOR              WITHHOLD           THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF ALL
              all nominees         AUTHORITY           OF THE NOMINEES FOR DIRECTOR, AND FOR PROPOSAL 2.
                listed      to vote for all nominees
                                                                                                               FOR AGAINST ABSTAIN
1. ELECTION OF    [ ]                 [ ]               NOMINEES:  A. Hayes Barclay      2. To ratify the      [ ]   [ ]    [ ]
   DIRECTORS:                                                      Robert T. Durst, Jr.     appoinment of
   The election of                                                 Charles W. Fritz         Arthur Andersen LLP
   the following                                                   William E. Fritz         as independent
   nominees to the Board of Directors unless otherwise             Charles T. Jensen        auditors of the
   indicated:                                                      James J. Keil            Company for 2001.
   IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD                 Rudolph Y. Mosny
   AUTHORITY FOR ANY PARTICULAR NOMINEE OR                         Paul Reece
   NOMINEES LISTED AT RIGHT, PLEASE SO INDICATE BY                 Michael K. Tanner         I plan to attend  [ ]  I do not    [ ]
   CLEARLY AND NEATLY LINING THROUGH OR STRIKING                                             the meeting            plan to
   OUT THE NAME OF ANY SUCH NOMINEE OR NOMINEES.                                                                    attend
                                                                                                                    the meeting


Signature____________________________________ Signature_____________________________ Dated:_____________, 2001
NOTE: Please date and sign this ballot. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.